SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	October 6, 2010

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 587-9898

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 2 – Financial Information

Item 2.05 – Costs Associated With Exit or Disposal Activities.

On October 6, 2010, our Board of Directors authorized management to attempt to sell the Company’s remaining Industrial Segment facilities and operations, which are Perma-Fix of Ft. Lauderdale, Inc. (“PFFL”), Perma-Fix of Orlando, Inc. (“PFO”), and Perma-Fix of South Georgia, Inc. (“PFSG”) and to reclassify these facilities and operations as discontinued operations.  For 2009, these facilities accounted for approximately 8% of the Company’s total revenues and 5% of total assets.  As of the date of this report, we are unable in good faith to make a determination of the estimates required by paragraphs (b), (c), and (d) of this item, and we shall file an amended report on Form 8-K after we make a determination of such estimates or range of estimates.  The Company had previously sold three other Industrial Segment facilities, Perma-Fix of Maryland, Inc., Perma-Fix of Dayton, Inc., and Perma-Fix Treatment Services, Inc., on January 8, 2008, March 14, 2008, and May 30, 2008, respectively.  The decision to sale our remaining Industrial Segment operations reflects our strategic decision to focus our efforts and resources primarily on our nuclear waste services.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 12, 2010.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Ben Naccarato
Ben Naccarato
Vice President and
Chief Financial Officer